As filed with the Securities and Exchange Commission on June 28, 2004
Registration No. 333 - 5478

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Post-Effective Amendment No. 1
to

FORM F-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

China Yuchai International Limited

(Exact Name of Registrant as Specified in Its Charter)

Not Applicable
(Translation of Registrant’s name into English)

Bermuda		Not Applicable
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)

16 Raffles Quay #26-00 Hong Leong Building Singapore 048581 65-6220-8411
(Address and Telephone Number of Registrant’s Principal Executive Offices)

CT Corporation System
111 Eighth Avenue
New York, New York 10011
(212) 664-1666
(Name, Address and Telephone Number of Agent for Service)

With a copy to:

Michael W. Sturrock, Esq.
Latham & Watkins LLP
80 Raffles Place #14-20
UOB Plaza 2
Singapore 048624

     Approximate date of commencement of proposed sale to the public:   Not applicable, as shares are being removed from registration.

     If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

     This Post-Effective Amendment shall become effective in accordance with Section 8(c) of the Securities Act of 1933, on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(c), may determine.

TERMINATION OF OFFERING AND
REMOVAL OF SECURITIES FROM REGISTRATION

     On August 26, 1996, China Yuchai International Limited (the “Registrant”) filed a Registration Statement on Form F-3 (File No. 333-5478) covering 12,332,443 shares of the Registrant’s common stock, par value $0.10 per share, to be sold from time to time by the selling shareholders of the Registrant named therein. The Securities and Exchange Commission declared the Registration Statement effective shortly thereafter.

     Other than with respect to 1,301,550 shares of its common stock registered thereunder, the Registrant believes that all of the shares registered thereunder have been sold by the selling shareholders named therein. Accordingly, pursuant to an undertaking made in Item 17 of such Registration Statement, the Registrant hereby removes from registration 1,301,550 shares of its common stock and terminates such Registration Statement.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore on June 28, 2004.

CHINA YUCHAI INTERNATIONAL LIMITED
By /s/ Philip Ting Sii Tien
Name: Philip Ting Sii Tien
Title:	Director and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Wrixon Frank Gasteen Wrixon Frank Gasteen	President and Director (Principal Executive Officer)	June 28 , 2004
/s/ Philip Ting Sii Tien Philip Ting Sii Tien	Director and Chief Financial Officer (Principal Financial Officer and Controller)	June 28 , 2004
/s/ Gao Jia Lin* Gao Jia Lin	Vice President and Director	June 28 , 2004
/s/ Kwek Leng Peck * Kwek Leng Peck	Director	June 28 , 2004
/s/ Wong Hong Ren * Wong Hong Ren	Director	June 28 , 2004
/s/ Gan Khai Choon * Gan Khai Choon	Director	June 28 , 2004
/s/ Donald J. Puglisi Donald J. Puglisi	Authorized Representative in the United States	June 28 , 2004
* /s/ Philip Ting Sii Tien Philip Ting Sii Tien Attorney-in-fact